Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Select Maturities
Municipal Fund
33-50008
811-7056

An annual meeting of the
shareholders of the Nuveen Select
Maturities Municipal Fund was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 11,688,226
Withhold 71,288

Lawrence H. Brown
For  11,691,806
Withhold 67,708

Jack B. Evans
For  11,689,426
Withhold  70,088

William C. Hunter
For 11,690,326
Withhold  69,188

David J. Kundert
For 11,690,426
Withhold  69,088

William J. Schneider
For 11,690,426
Withhold  69,088

Timothy R. Schwertfeger
For 11,693,526
Withhold  65,988

Judith M. Stockdale
For 11,692,047
Withhold  67,467

Eugene S. Sunshine
For  11,692,926
Withhold  66,588

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
11,598,857 and
the number of negative votes:
  62,944

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005
, under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007669.